WISENECK ANDRES & COMPANY, P.A.
                        Certified Public Accountants
                             772 U.S. HIGHWAY 1
                       NORTH PALM BECH, FLORIDA  33408

                               (561) 626-0400


Thomas B. Andres, C.P.A.*, C.V.A.
Paul M. Wieseneck, C.P.A.                              FAX (561) 626-3453
*Regulated by the State of Florida


Board of Directors
Phoenix International Industries, Inc.
1950 Osceola Drive
West Palm Beach, Florida  33409


Gentlemen,

We consent to the use in the Registration Statement of Phoenix
International Industries, Inc., Form SB-2, dated May 17, 2002 the use of our audited report dated August 10, 2001 for the May 31, 2001 annual financial statements and our report dated April 26, 2002 for the February 28, 2002 unaudited quarterly financial statements.



/s/ Wiesneck Andres & Company, P.A.

May 17, 2002